UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported) August 30, 2004

Horizon Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)
2500 CityWest Boulevard, Suite 2200, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 361-2600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 30, 2004, the Board of Directors of the registrant named Richard A. Sebastiao as chief restructuring officer of the registrant. Mr. Sebastiao is 56 years of age and has served as President of RAS Management Advisors, Inc., a turnaround and management crisis firm ("RAS"), since 1989. Mr. Sebastiao was named chief restructuring officer of the registrant pursuant to an engagement letter between the registrant and RAS. Pursuant to the engagement letter, Mr. Sebastiao will serve as the principal executive officer of the registrant, and RAS will bill the registrant $4,250 per day or $425 per hour for Mr. Sebastiao's services. In addition, the registrant will pay RAS a retainer of $75,000.

As of August 30, 2004, Bill J. Lam, the President and Chief Executive Officer of the registrant, is no longer the principal executive officer of the registrant.

Item 8.01	Other Events.

On August 31, 2004, the registrant issued a press release announcing the naming of Mr. Sebastiao as chief restructuring officer of the registrant. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

99.1   Press release of Horizon Offshore, Inc. dated August 31, 2004.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President and Chief Financial Officer

Dated:    September 1, 2004